UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2021

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 So. El Camino Real, Suite 400
San Mateo, California 94402
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 781-5200
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 29, 2021, Kronos Bio, Inc. (the “Company”) announced positive data from the ongoing Phase 1/2 clinical trial of KB-0742, the Company’s internally discovered, highly selective, oral cyclin dependent kinase 9 (“CDK9”) inhibitor being developed to treat MYC-amplified solid tumors.

An interim analysis of the ongoing dose escalation stage of the trial (data cut-off October 29) demonstrated a differentiated pharmacokinetic (“PK”) profile and evidence of target engagement for KB-0742. The PK analysis showed oral bioavailability and dose-proportional exposure across the first three dose levels, with low to moderate variability between patients. Among the 12 patients treated in the trial, KB-0742 had a terminal half-life of 24 hours, with approximately 2 to 2.5-fold accumulation between Day 1 and Day 10. This long plasma half-life supports the Company’s approach to defining a therapeutic window for CDK9 inhibition. Proprietary target engagement assays developed and prospectively validated at the Company demonstrated dose-dependent reduction of phosphorylated of Ser2 on RNA Polymerase II, a direct substrate target of CDK9, as well as reduced expression of CDK9-dependent genes in peripheral blood mononuclear cells of patients at all three dose levels. Consistent with the Company’s preclinical models, further dose escalation is required to reach desired levels of CDK9 inhibition. The safety profile thus far is consistent with what is seen among heavily pretreated patients with cancer in similar studies.

The trial consists of two stages. The first and ongoing stage is assessing the safety, PK and PD profile of KB-0742. This dose escalation stage is designed to define the recommended Phase 2 dose and schedule (“RP2D”) as efficiently as possible and is, therefore, not specifically enrolling patients based on MYC status. The second stage will enroll patients with MYC-amplified or over-expressing tumors as well as other transcriptionally addicted tumor types to assess the anti-tumor activity of KB-0742 at the RP2D. The Company is continuing to enroll patients in the dose-escalation stage of the study and anticipates presenting data from the study at a future medical conference.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This report, in some cases, uses terms such as “will,” “anticipates” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plan to continue enrolling patients in the Phase 1/2 clinical trial of KB-0742; the design of such Phase 1/2 clinical trial and expected future progress and activities, including in relation to the second stage of the trial; our expectation to present data from such Phase 1/2 clinical trial at a future medical conference; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: whether we will be able to complete ongoing enrollment for the Phase 1/2 clinical trial of KB-0742 on the timeline expected, or at all, including due to risks associated with the COVID-19 pandemic; risks inherent in the clinical development of novel therapeutics; risks related to our lack of experience as a company in conducting clinical trials; and risks associated with the sufficiency of our cash resources and need for additional capital. These and other risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 9, 2021. Any forward-looking statements that are made in this report speak only as of the date of this report and are based on management’s assumptions and estimates as of such date. Except as required by law, the Company assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

Dated: November 29, 2021	By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer